EXHIBIT 10.33

EXECUTIVE SEPARATION PAY PLAN
AND SUMMARY PLAN DESCRIPTION
SOLUTIA INC.

Overview

Solutia Inc. (the “Company”) maintains this Executive Separation Pay Plan (the “Plan”) to provide the following severance benefits if you are involuntarily terminated through no fault of your own in the circumstances described below. This document serves as both the summary plan description (“SPD”) and the Plan document. The Plan is effective October 1, 2008, as amended and restated as of January 1, 2012.

Who’s Eligible

Executive level employees selected by the CEO who (i) are classified as common-law employees in the payroll records of the Company or an affiliate that has adopted this Plan, (ii) have signed both the applicable standard Employment Agreement and a waiver and release of claims against the Company in the form attached on Exhibit A hereto, and (iii) are involuntarily terminated for any reason other than Cause, or terminate employment for Good Reason within 12 months after a Change of Control as defined herein, are eligible for benefits under the Plan.

For purposes of this Plan, Cause shall be defined as (i) the continued failure to perform the executives duties to the Company consistent with executives position after written notice from the Company, (ii) a conviction of a felony, or (iii) the executive’s performance of any material act of theft, embezzlement, fraud or dishonesty. No such determination of Cause shall be made until the executive has been given written notice detailing the specific Cause event and a period of 30 days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Company.

In addition, Good Reason shall be defined as: (i) a change of 50 miles or more in the location at which the executive performs services, (ii) the assignment to the executive of any duties materially inconsistent with the executive's position at the time of the Change in Control or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive), or (iii) a material reduction in the executive’s annual salary (other than a percentage reduction in annual salary which applies uniformly to all executive level employees).  The executive shall notify the Company in writing if he or she believes Good Reason exists.  The executive shall set forth in reasonable detail why he or she believes Good Reason exists; provided, however, that the executive must provide the Company with written notice of Good Reason within a period not to exceed 90 days of the initial existence of the condition alleged to give rise to Good Reason, upon the notice of which the Company shall have a period of 30 days during which it may remedy the condition.  In order for a termination to be characterized as for Good Reason, the executive must terminate for Good Reason after the expiration of this 30-day period, provided that such termination is within 180 days following the initial existence of one or more conditions giving rise to Good Reason and further provided that the condition giving rise to Good Reason was not cured by the Company within the 30-day cure period.

Executive level employees will be notified in writing of their eligibility for the Plan.

At least annually, the CEO will review and confirm the list of eligible executive level employees. An executive level employee will be notified in writing if he or she ceases to be eligible for this Plan.  The SVP of Human Resources shall be responsible for the administration of the Plan.

Executives shall not be eligible for benefits under this Plan in cases including, but not limited to, where the executives:

•	voluntarily resigns (except with Good Reason following a Change in Control as defined above), retires or dies while employed;
•	are terminated for Cause;
•	are receiving long-term disability benefits, or who exhaust disability benefits and are then terminated;
•	are covered under an employment contract or agreement (other than a noncompetition agreement) that provides for severance benefits;
•	have not signed an employment agreement in the standard form required by the Company.

Executives who are eligible for this Plan are not eligible for any other Solutia separation pay plan.

How the Plan Works

The Plan provides the following benefits:

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In the event of an involuntary termination not related to a Change in Control, a lump sum cash payment (less required withholding) equal to 100% of annual base salary (the employee’s base rate of pay on the date of termination will be used to determine the severance benefits under the Plan).

•
In the event of an termination for any reason other than Cause within 12 months after a Change in Control or a termination with Good Reason within 12 months after a Change in Control, a lump sum cash payment (less required withholding) equal to 100% of annual base salary, plus the average annual bonus paid to you for the 2010 and 2011 calendar years.

•	Continuation of medical and dental benefits at active employee rates for twelve months, as described below.

“Change in Control” shall be deemed to have occurred if:

(1)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person, excluding for this purpose acquisitions by a person pursuant to a merger of the Company or a Subsidiary that would not be a Change in Control under clause (b) below;

(2)           Consummation of (x) a merger or consolidation of the Company or a Subsidiary with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation (or the ultimate parent company of the surviving company) would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of 50% or more of the Company’s assets that it owns as of the effective date of this Plan, or (z)· a liquidation or dissolution of the Company; provided, however, the effectiveness of a plan of reorganization pursuant to which a majority of the common stock of the reorganized Company is distributed (i) to Persons who are (a) holders of claims against the Company; (b) holders of equity interests in the Company; and/or (c) designated in the Company’s plan of reorganization proposal dated October 15, 2007 to receive common stock of the reorganized Company; or (ii) to or for the benefit of Company management, shall not constitute a “Change in Control”; or

(3)           Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

If you are otherwise eligible for benefits under the Plan, you must sign a waiver of claims provided by the Company in order to actually receive benefits under the Plan. If you do not sign a waiver in the form provided by the Company or if you sign a waiver, but later revoke it, you will not receive any benefits under the Plan. In order to be entitled to benefits under this Plan, you must execute and return the waiver to the Company within the time period set forth in the waiver (which shall not exceed 50 days from the date of your termination of employment).  Your severance payment will be made in a lump sum cash payment within ten (10) business days after you return the waiver and release in the form attached on Exhibit A hereto that becomes effective; provided that that to the extent that the payment of any amount constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any such payment scheduled to occur during the sixty (60) day period following the termination of employment shall not be paid until the sixtieth (60th) day following such termination.

The payments provided under this Plan are intended to be exempt from the requirements of Code Section 409A pursuant to the “short term deferral” exemption recognized under regulations promulgated by the Internal Revenue Service.

Notwithstanding anything to the contrary in this Plan, if the executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the executive, and (B) the date of the executive’s death, to the extent required under Code Section 409A.

If You are Rehired

If you are later rehired by the Company or by a subsidiary or an affiliate of the Company, you will be required to reimburse the Company only if the number of weeks of base pay you received as separation pay under the Plan is greater than the number of weeks of actual separation - but then only for an amount equal to the difference. For example, if you receive 52 weeks of separation pay under the Plan and return to the Company, a subsidiary or an affiliate 32 weeks after your termination of employment, you would be required to repay 20 weeks of separation pay.

Medical and Dental

You may be eligible for COBRA coverage if you participated in the Solutia health plans on your date of termination. If you elect COBRA coverage and continue to make required employee contributions, the Company will continue to pay the share of the cost it pays for active employees and coverage will continue for twelve (12) months from the end of the month in which your termination occurs. After this 12-month period, you must pay 100% of the cost of COBRA coverage to continue the coverage. For example, if you terminate employment on April 17, your subsidized COBRA coverage would be provided from May 1 through April 30 of the following year.  However, if you become eligible for coverage under a group health or dental plan of a new employer before this period ends, your coverage under the Company’s plans will cease.

Impact on Other Benefits

For detailed information regarding the impact of your termination of employment on your other benefits, visit Solutia Benefits Center at www.ibenefitcenter.com\solutia.

Additional Legal Information

Claims Appeal Procedures:

Your claim for benefits under the Plan will be processed within 90 days (normally much sooner) after receipt of the claim. However, if special circumstances require an extension of time for making a determination on the claim, you will be so notified in writing or electronically by the Employee Benefits Plans Committee or its designee (collectively, the “Committee”) before the end of the initial 90-day period. In no event will the special extension exceed a period of 90 days from the end of the first 90-day period.

If your claim for benefits is denied, you will be provided a notice of denial that includes:

•	The reason for the denial with specific reference to the Plan provisions on which the denial is based;
•	A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary;
•	Notice of your right to have the denial reviewed and an explanation of the claim review procedure; and
•	A statement of your right to bring a civil action under ERISA Section S02(a) following an adverse decision on appeal.

If you receive notice of denial, you or your authorized representative may request a review of the claim by giving written notice to the Committee. Your request for review must be made in writing not later than 60 days after receipt of the notice of denial. If the written request for review is not made within the specified 60-day period, you will waive .the right to review by the Committee.

A review will be promptly made by the Committee after receipt of a timely filed request for review.  In addition, you or your authorized representative may review, free of charge, relevant documents and submit additional issues, comments, documents, and records, regardless of whether or not such information was considered in connection with the initial benefits determination. A decision on review will be made and furnished to you in writing. Deference will not be afforded any prior benefits determination.

You will be notified no later than 60 days after submission of your request for review. However, if the Committee finds it necessary to extend this period due to special circumstances and they notify you in writing, the decision will be rendered as soon as practicable, but no later than one hundred twenty (120) days after your request for review.

If your appeal is denied in whole or in part, you will be notified in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a statement that, upon written request and free of charge, you will be provided reasonable access to and copies of all documents, records and other information relevant to your claim for benefits; and (iii) a statement of your right to bring a civil action under ERISA Section 502(a).

The Committee is granted complete fiduciary discretion and authority to interpret the Plan, decide all questions of eligibility and benefits, and adjudicate all claims (including any underlying factual determinations), and its decision on review will be final and binding on all parties unless overturned by a court.

ERISA Rights:

The Company operates its employee benefit plans with the interests of employees in mind and attempts to communicate to employees their rights and entitlements. Certain rights and protections are provided to participants in the Plan under the Employee Retirement Income Security Act of 1974 (“ERISA”). These ERISA rights include the following:

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You may examine all Plan documents without charge. These may include the annual financial reports, if any, Plan descriptions, and all other documents filed with the United States Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•	Copies of Plan documents and the latest annual report (Form 5500 Series), and other information may be obtained by writing to the Committee. A reasonable charge may be assessed for these copies.
•	You have the right to receive a written summary of the Plan’s annual financial reports. The Plan Administrator is required by law to provide each Participant with a copy of any summary annual report.

•	You may not be discharged or discriminated against to prevent your obtaining a benefit or exercising your ERISA rights.
•
If a claim for a benefit is denied, in whole or in part, a written explanation from the Committee or a delegated representative will be provided. You have the right to obtain copies of documents relating to the decision without charge, and to have the Plan Administrator review and reconsider any denied claim all within certain time schedules.

In addition to creating rights for Plan participants, ERISA imposes certain duties on the people responsible for the operation of the Plan. The people who operate the Plan, called fiduciaries, have a duty to do so prudently and in the best interest of you and your beneficiaries. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan. The named fiduciary with respect to this Plan is the Committee.

Under certain circumstances, outside assistance may be necessary to resolve disputes between you and Plan officials. For example:

•
If materials are requested from the Committee and are not received within 30 days, suit may be filed in a federal court. In such a case, the court may require the Committee to provide the materials and pay you up to $110 a day until the materials are received-unless the materials were not sent because of reasons beyond the control of the Committee.

•	If a claim for benefits is denied or ignored, in whole or in part, after a final review, suit may be filed in a state or federal court.
•
If the fiduciaries misuse the Plan's money, or if you are descriminated against for pursuing a benefit or exercising your ERISA rights, you may seek help from the United States Department of Labor or file suit in federal court.

If a suit is filed, the court will decide who should pay court costs and legal fees. If you win the suit, the court may order the person sued to pay the court costs and legal fees. If you lose the suit, the court may order you to pay the costs and fees if, for example, the court decides the suit was frivolous.

For further information about this statement or about ERISA rights, contact the Employee Benefits Plans Committee, Solutia Inc., 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, MO 63166-6760, or the nearest area office of the Employee Benefits Security Administration, United States Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

No Rights to Employment.

Neither this Plan/SPD, nor any statements concerning the Plan/SPD will create any rights to continued employment or affect the Company’s ability to terminate an employee’s employment.

Standard of Review and Exercise of Discretion:

The Committee and its delegates have the complete fiduciary discretion and authority to interpret all Plan provisions, and determine whether a ‘participant or beneficiary is entitled to any benefit pursuant to the terms of the Plan. Benefits are payable under the Plan only if the Committee so decides in its discretion. All interpretations of the Plan by the Committee are final and legally binding on all parties. Any review of an action taken by the Committee shall be based solely on evidence before the Committee at the time of its decision.

Assignment of Benefits:

You may not assign, alienate or otherwise attempt to transfer your benefits under the Plan.

Amendment and Termination:

The Company currently intends to continue the Plan described in this document. However, Plan benefits are neither vested nor accrued, and because it is impossible to predict all future conditions, the Company and/or the Executive Compensation and Development Committee (ECDC) reserve the right to amend or terminate the Plan at any time in its sole discretion; provided, however, that if a Change in Control occurs, the Company and/or ECDC shall not amend or terminate the Plan at any time prior to the later of December 31, 2014 or the 1-year period following such Change in Control.

Administrative Information

Name of Plan	Solutia Inc. Executive Separation Pay Plan
Type of Plan	Welfare Benefit
Plan Year	January 1-December 31
Funding	Self-Funded by Solutia Inc.
Plan Administrator and Principal Employer
Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, MO 63166-6760
(314) 674-1000

A participant or beneficiary may obtain an updated list of the employers sponsoring the plan by sending a written request to the above address. The list of sponsoring employers is also
available for inspection at the above address.

Agent for Service of Legal Process	General Counsel Solutia Inc. 575 Maryville Centre Drive P.O. Box 66760 St. Louis, MO 63166-6760
Company Employer Identification Number	43-1781797
Plan Number	531 - Part of Solutia Inc. Master Welfare Benefit Plan for Salaried and Non-Hourly Employees

Amended: February 21. 2012

EXHIBIT A

SOLUTIA INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS (“Agreement”) is made and entered into as of the date indicated herein below by and between ______________ (“EXECUTIVE”) and SOLUTIA INC., a Delaware corporation (“SOLUTIA”).

WHEREAS, EXECUTIVE has been employed by SOLUTIA through ____________, the last date of EXECUTIVE’S active employment (the “Separation Date”);

WHEREAS, SOLUTIA is entitled to benefits pursuant to the Solutia Inc. Executive Separation Pay Plan (“the Plan”) as set forth upon the execution of the following release; and

WHEREAS, EXECUTIVE and SOLUTIA desire to enter into full and final settlement of all matters between them pertaining in any way to EXECUTIVE’S employment with, and separation from, SOLUTIA.

NOW, THEREFORE, for and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

1.           Payments and Benefits.  SOLUTIA agrees to pay, and EXECUTIVE agrees to accept, the following:

(A)           Separation Payment.  SOLUTIA will pay EXECUTIVE a lump sum payment in the amount of $_________, less all applicable taxes, withholdings and deductions, pursuant to the terms and conditions of the Plan.  EXECUTIVE acknowledges that EXECUTIVE has received or will receive payment(s), less all applicable taxes, withholdings and deductions, representing EXECUTIVE’S final wages and earned, but unused, termination year vacation accrual. EXECUTIVE acknowledges and agrees EXECUTIVE is not owed and will not be entitled to any other payment of any kind from SOLUTIA except as expressly provided herein; provided, however, this Agreement does not preclude EXECUTIVE from receiving any benefit EXECUTIVE may have accrued under the express terms of the Solutia Inc. Savings and Investment Plan, Solutia Inc. Long-Term Incentive Plan, and the Solutia Inc. Employees’ Pension Plan.

(B)           Medical and Dental Benefits.  If EXECUTIVE was participating in SOLUTIA’S health insurance program as of the Separation Date or if EXECUTIVE filed a Change in Family Status Form which was approved before the Separation Date, SOLUTIA will pay its portion of the cost of continuing EXECUTIVE’S coverage for medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a continuous period of ____ (__) months from the last day of the month in which the Separation Date occurs (“Coverage Period”), subject to the following conditions: (i) EXECUTIVE must continue to pay EXECUTIVE’S portion of the premium; (ii) EXECUTIVE must complete and return the COBRA application to the COBRA administrator and cooperate with the billing procedures of the COBRA administrator; (iii) EXECUTIVE may not increase the level of benefits above those which were in effect for EXECUTIVE on the Separation Date (except as approved as a result of a change in family status); and (iv) SOLUTIA cannot reduce or eliminate the benefits unless the same or similar changes are generally made for its active employees.  Anything to the contrary notwithstanding, EXECUTIVE’S participation is subject to all program eligibility rules.  In the event EXECUTIVE obtains coverage under any other employer’s insurance plans during the Coverage Period, EXECUTIVE shall notify SOLUTIA of such coverage within three (3) days of obtaining coverage, and SOLUTIA shall cease coverage for EXECUTIVE.  After the Coverage Period, EXECUTIVE may continue coverage for the balance of the COBRA period as provided under COBRA.  If EXECUTIVE elects to continue the COBRA coverage, EXECUTIVE will be responsible for the payment of the full premium and costs associated with the coverage.

EXECUTIVE understands SOLUTIA reserves the right to amend, modify or even terminate the medical and dental benefits to remain consistent with benefits and coverage offered to active employees of SOLUTIA.

(C)           Other Benefits.  EXECUTIVE understands any payments paid pursuant to this Agreement will not be considered compensation for the purposes of any SOLUTIA benefit plans, including, but not limited to, the Solutia Inc. Employees’ Pension Plan and Solutia Inc. Savings and Investment Plan.  Vacation, pension vesting credits and other such benefits will not accrue beyond the Separation Date.  Savings and Investment Plan (401(k)) deductions will cease with the last regular paycheck.

2.           Release and Waiver of Claims and Agreement Not to File Suit.  In consideration of the payments, benefits and rights provided to EXECUTIVE under the terms of this Agreement, EXECUTIVE agrees as follows:

(A)           EXECUTIVE, on EXECUTIVE’S own behalf, and on behalf of EXECUTIVE’S heirs, representatives, successors and assigns, agrees to settle, with prejudice, all known and unknown claims arising on or before the Effective Date of this Agreement which were, or could have been, alleged by EXECUTIVE against SOLUTIA; any corporations related to or affiliated with SOLUTIA (whether as a parent, subsidiary, affiliate or joint venture); past and present officers, directors, stockholders, employees, agents, attorneys, accountants, representatives, plan fiduciaries and contractors of any one or more of the aforementioned entities; and the heirs, successors, assigns or legal representatives of any one or more of the corporations, officers, directors, stockholders, employees, agents, attorneys or contractors to which this paragraph makes reference (collectively, the “SOLUTIA RELEASEES”).  EXECUTIVE waives, releases and covenants not to sue with respect to all matters arising on or before the Effective Date, whether known or unknown and which were or might have been alleged or claimed by EXECUTIVE, and releases, acquits and forever discharges the SOLUTIA RELEASEES from any and all such actions, causes of action, claims or demands for damages, costs, loss of service, expenses, compensation and any consequential damages of any kind whatsoever.  Such released and discharged claims or causes of action include, but are not limited to, claims arising out of tort, contract, equity, implied covenant, invasion of privacy, defamation, personal injury, wrongful discharge, emotional distress, discrimination (whether based on race, sex, age, color, national origin, religion, disability, or any other class protected by law), harassment, retaliation, claims for unpaid wages, any claim under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., 42 U.S.C. §1981, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. §1981, the Americans With Disabilities Act, 42 U.S.C. §12101, et seq., the Family and Medical Leave Act, 29 U.S.C. §2601 et seq., the Employee Retirement Income Security Act of 1974, as

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amended, 29 U.S.C. §1001, et seq., the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. Section 2101, et seq., any claim under the Fair Labor Standards Act of 1938, 29 U.S.C. §201 et seq., the Rehabilitation Act of 1973, 29 U.S.C. Section 701, et seq., any claim under common law, and any claim under any federal, state or local statute, regulation, constitution, order, ordinance or executive order.

This Agreement does not affect the Equal Employment Opportunity Commission’s (“EEOC”) enforcement rights, nor does it prohibit EXECUTIVE from filing a charge of discrimination with the EEOC, or participating in an investigation or proceeding conducted by the EEOC.  However, EXECUTIVE releases herein EXECUTIVE’S right to file a court action or to seek individual remedies or damages in any court action filed by the EEOC, arising out of any charge of discrimination.  EXECUTIVE agrees that upon the filing of any charge of discrimination with the EEOC or equivalent state agency, in the event the EEOC or state agency attempts to collect from SOLUTIA any compensation on EXECUTIVE’S behalf, EXECUTIVE will not accept such compensation, as EXECUTIVE agrees that the compensation provided for under this Agreement is the only compensation from SOLUTIA to which he or she will be entitled to receive once this Agreement is fully executed by the parties.

(B)           Other than to enforce the terms of this Agreement, EXECUTIVE will not file, or cause to be filed, any claim, complaint or action with any court, organization, or judicial forum (nor will EXECUTIVE permit any person, group of persons, entity, or organization to take such action on EXECUTIVE’S behalf) against the SOLUTIA RELEASEES which arose on or before the Effective Date.  In the event EXECUTIVE or any person or entity acting on EXECUTIVE’S behalf should bring such a claim, complaint, or action, EXECUTIVE hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed.  If EXECUTIVE breaches this paragraph 2(B), EXECUTIVE agrees EXECUTIVE will pay all costs and expenses incurred by any of the SOLUTIA RELEASEES as the result of such breach, including, but not limited to, reasonable attorneys’ fees and costs, and EXECUTIVE shall hold the SOLUTIA RELEASEES harmless against any judgment or award resulting from such action.

(C)  Notwithstanding anything contained in this Agreement to the contrary, EXECUTIVE is not waiving:  (i) any right to vested benefits or any benefits under this Agreement (including as provided in paragraph 1(A)), (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under SOLUTIA’S organizational documents or otherwise, (iii) rights as an equity or security holder in SOLUTIA or its affiliates, (iv) any right to payments or benefits under the terms of the Merger Agreement, by and among SOLUTIA, Eastman Chemical Company and Eagle Merger Sub Corporation, dated January 26, 2012, and (v) any claim relating to the breach by SOLUTIA of this Agreement.

3.           Cooperation.  EXECUTIVE agrees to cooperate with SOLUTIA completely and to the extent reasonably required by SOLUTIA to assure a smooth transition of pending matters that are or will be assigned to other staff.  EXECUTIVE agrees to be available to answer questions that may arise from time to time in connection with EXECUTIVE’S former duties and responsibilities.

4.           Nondisparagement.  EXECUTIVE agrees not to make negative or disparaging remarks or other communications concerning any of the SOLUTIA RELEASEES, whether true or

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false.  EXECUTIVE further agrees EXECUTIVE will not make or solicit any comments, statements or the like to the media, or any customer, supplier or vendor of SOLUTIA that may be considered to be negative, derogatory or otherwise detrimental to the good name or business reputation of SOLUTIA, whether true or false.

5.           No Admission of Wrongdoing.  EXECUTIVE and SOLUTIA agree nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and nothing in this Agreement is to be construed as such.

6.           Consultation with Attorney.  EXECUTIVE hereby acknowledges EXECUTIVE has been advised by SOLUTIA to consult an attorney prior to executing this Agreement and EXECUTIVE has had ample opportunity to consult with an attorney prior to executing this Agreement.  EXECUTIVE further acknowledges EXECUTIVE understands the Agreement and the effect of signing the Agreement.  EXECUTIVE further represents, declares, and agrees EXECUTIVE voluntarily accepts the payment described above for the purposes of making a full and final compromise, adjustment, and settlement of all claims described herein.

7.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties and there are no other understandings or agreements, written or oral, between them relating to the matters addressed herein, including, but not limited to, any payment to EXECUTIVE.  Notwithstanding anything to the contrary in the foregoing, nothing in this Agreement shall be deemed to terminate, modify or supersede any non-competition or confidentiality agreements between EXECUTIVE and SOLUTIA.

8.           Choice of Law.  This Agreement, and the provisions herein, shall be construed and governed by the laws of the State of Missouri.

9.           Assignment. EXECUTIVE hereby represents, acknowledges, and warrants EXECUTIVE has not at any time heretofore assigned to any other person or entity all or any portion of any claim or potential claim whatsoever EXECUTIVE may have, or may have had, against SOLUTIA.  EXECUTIVE agrees to indemnify, defend and hold SOLUTIA harmless from and against any and all claims based upon or arising out of any such assignment or transfer, or attempted assignment or transfer, of any such claims, or any portion thereof or interest therein.  This Agreement shall be freely assignable by SOLUTIA, and shall inure to the benefit of, and devolve upon, any other corporate entity that shall succeed SOLUTIA.  Neither this Agreement nor any rights created hereunder shall be assignable by EXECUTIVE.

10.           Voluntary Execution of Agreement.  EXECUTIVE understands that one aspect of this Agreement is a waiver by EXECUTIVE of any age discrimination claims which EXECUTIVE may have against SOLUTIA as of the date EXECUTIVE signs this Agreement under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621.

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BY EXECUTIVE’S SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES:

(A)           I RECEIVED A COPY OF THIS AGREEMENT AND WAS OFFERED A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER IT;

(B)           IF I SIGN THIS AGREEMENT BEFORE THE EXPIRATION OF TWENTY-ONE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

(C)           I HAVE THE RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS AFTER I SIGN IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE UNDERSIGNED SOLUTIA REPRESENTATIVE, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER WHICH I SIGNED THIS AGREEMENT.

(D)           THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

(E)           THIS AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C).  I AGREE NOT TO CHALLENGE ITS ENFORCEABILITY;

(F)           I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT;

(G)           NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT;

(H)           I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND ACCEPT FULL RESPONSIBILITY FOR IT; AND

(I)           I HAVE CAREFULLY READ THIS AGREEMENT INCLUDING THE RELEASE SET FORTH IN PARAGRAPH 2, ACKNOWLEDGE I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS PRESENTED TO ME WITH THIS AGREEMENT, AND WARRANT AND REPRESENT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

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IN WITNESS WHEREOF, the undersigned parties have executed this Separation Agreement and Release of Claims.

EXECUTIVE Signature.

I HAVE READ THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS AND, UNDERSTANDING ALL OF ITS TERMS, SIGNED IT OF MY OWN FREE WILL.

Date	EXECUTIVE SIGNATURE

SOLUTIA Authorized Signature.

SOLUTIA INC.

Date

6